UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: January 3, 2006


                          CREATIVE EATERIES CORPORATION
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


       000-21753                                         88-0263701
(Commission File Number)                    (IRS Employer Identification Number)


                           Frank Holdraker, President
                 7400 E McDonald Suite 121, Scottsdale, AZ 85250
                    (Address of principal executive offices)


                                 (480) 355-8170
              (Registrant's telephone number, including area code)
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT and

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2005, Franchise Capital Corporation and Creative Eateries Corporation executed a Rescission and Funding Agreement which rescinded the October 4th, 2005 Purchase Agreement under which Creative Eateries Corporation was acquiring interests in restaurants and concepts from Franchise Capital Corporation. The rescission was a result of several disputed issues related to the Purchase Agreement, including certain representations made or relied upon by the parties in connection with the Purchase Agreement and non-payment of consideration required by the Purchase Agreement.

In addition, pursuant to the Rescission and Funding Agreement, Creative Eateries has agreed to provide the needed capital to develop two restaurant concepts, Kokopelli Sonoran Grill and Comstock Jake's, through April, 2006. In consideration for providing funding as scheduled, Creative Eateries would receive an amount equal to 50% of profits received by Franchise Capital Corporation from Kokopelli Sonoran Grill and Comstock Jake's for a five-year period.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 10: Rescission and Funding Agreement dated December 29, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date:  January 3, 2006


         Creative Eateries Corporation


                              By: /s/ Frank Holdraker
                                 -----------------------------
                                 Frank Holdraker, President